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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


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                                       FORM 8-K


                                    CURRENT REPORT



                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                   (Date of Report)
                                  JANUARY 30, 1998

                            COMMISSION FILE NUMBER 0-12207

                                  PEGASUS GOLD INC.
                (Exact name of registrant as specified in its charter)


              PROVINCE OF BRITISH COLUMBIA                      NONE
            (State or other jurisdiction of                (I.R.S. Employer
            incorporation or organization)                Identification No.)

     601 W. FIRST AVE., SUITE 1500, SPOKANE, WASHINGTON      99201-3282
         (Address of principal executive offices)            (Zip Code)


                                    (509) 624-4653
                 (Registrant's telephone number, including area code)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On January 16, 1998, Pegasus Gold Inc. ("Pegasus") issued a news release announcing that it and certain of its subsidiaries had filed voluntarily to reorganize under Chapter 11 of the Bankruptcy Code to facilitate the reorganization of the Company's core businesses and the restructuring of its long-term debt and other liabilities. Petitions were filed in United States Bankruptcy Court in Reno, Nevada on January 16, 1998. The United States Trustee is Linda Ekstrom Stanley.

ITEM 5.  OTHER MATTERS

On January 16, 1998, Pegasus received notification that an application was being filed by the American Stock Exchange with the Securities and Exchange Commission to strike the Company's common stock from listing and registration on the Exchange based on the fact that Pegasus does not meet the continued listing guidelines due to its operating results and financial condition. The application has not been appealed.

On January 22, 1998, Pegasus received notification from the Toronto Stock Exchange that the common shares of the Company were suspended from trading on the Exchange effective immediately, due to Pegasus failing to meet the Exchange's continuing listing requirements on the basis of the Company's financial condition and operating results.

On January 30, 1998, Pegasus issued a news release announcing that its shares reopened for trading on the Montreal Exchange. The Exchange had halted trading on January 22, 1998 to review the Company's financial situation. The exchange reinstated trading in the Company's common shares on January 30, 1998.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION, AND EXHIBITS.

     (a)  Financial statements - not applicable.

     (b)  Pro forma financial information - not applicable.

     (c)  Exhibits:

          (99.1)    News Release issued by the Company dated January 16, 1998.
          (99.2)    News Release issued by the Company dated January 30, 1998.



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                                       FORM 8-K

                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PEGASUS GOLD INC.   (Registrant)





Date:     January 30, 1998         By:  /s/ Phillips S. Baker, Jr.
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                                        Phillips S. Baker, Jr.
                                        Vice President, Finance and Chief
                                        Financial Officer



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